Exhibit 10.6

Second Amendment to Non-Exclusive License Agreement

This second amendment (“Second Amendment”) to the Non-Exclusive License Agreement effective August 13, 2007 by and between the University of Massachusetts, a public institution of higher education of the Commonwealth of Massachusetts as represented by its Dartmouth campus (“University”) and Anterios, Inc. a Delaware corporation with an address of 142 West 57th Street (6th floor), New York, New York 10019 (“Company”) is effective as of August 13, 2010 (the “Second Amendment Effective Date”).

WHEREAS Company and University are parties to a Non-Exclusive License Agreement effective August 13, 2007 (the “Agreement”) as amended by letter agreement dated July 23, 2009;

WHEREAS Company has exercised the option to take an exclusive license under University’s rights in the Biological Materials (as defined in the Agreement) as set forth in the Agreement; and

WHEREAS the terms of the Agreement provide for certain terms for such exclusive license and Company and University wish to memorialize such terms and agree to the remaining terms for such exclusive license through an amendment to the Agreement;

NOW, THEREFORE the Company and University agree as follows:

1. Capitalized terms used but not defined in this Second Amendment will have the meanings ascribed in the Agreement.

2. The following section is added to the Agreement at the end of Section 2.1:

As of the Second Amendment Effective Date,

(a)                   University grants to Company an exclusive, worldwide right and license under its rights in the Biological Materials to develop, make, have made, use and sell and have sold Licensed Products in the Field. Such license will include the right to grant sublicenses. In order to assure exclusivity for Company, University agrees (i) not to transfer the Biological Materials to a commercial entity for any purpose and (ii) not to permit use of the Biological Materials by a commercial entity for any purpose.

(b)              The license to Intellectual Property will continue in effect on a non-exclusive basis and will include the right to grant sublicenses.

3. As of the Second Amendment Effective Date, the following sentence is added at the end of Section 3.1(c):

Company will demonstrate diligent efforts if it has achieved a first commercial sale of a Licensed Product within [*] years of the Second Amendment Effective Date.

4.              As of the Second Amendment Effective Date, Section 2.2 is replaced in its entirety with the following:

2.2.                   Retained Rights. University retains the right to practice its rights under and use the Biological Materials for the limited purposes of academic research, teaching and noncommercial patient care consistent with its educational and nonprofit status, and may grant licenses to use the Biological Materials to bona fide noncommercial collaborators of its faculty members, post-doctoral fellows and students on a confidential basis. (For purposes of clarity, publication of research results is not intended to be restricted.) Notwithstanding the foregoing, the retained rights of the University do not include the right to practice rights under or use the Biological Materials under sponsorship of or in collaboration with a commercial entity if such commercial entity will receive rights to use Biological Materials directly or indirectly for any commercial purpose (as compared to for purposes of research or scientific investigation).

5.              As of the Second Amendment Effective Date, the following sentence is added at the end of Section 3.4(b):

To satisfy the obligations of University under applicable law, prior to Company’s receipt of any batch of Biological Materials from University pursuant to the Agreement, Company agrees to complete an end user certificate substantially in the form attached hereto as Exhibit B to the Agreement.

6.              Section 6.1 is replaced in its entirety with the following:

6.1                               Term. This Agreement will remain in effect until (a) [*] months after the last sale of a Licensed Product provided that Company or its assignee has determined not to continue to develop or sell Licensed Products or (b) otherwise terminated in accordance with its terms.

7.              Company and University acknowledge that, as set forth in the Agreement, a license fee of [*] is due in consideration of the grant of an exclusive license with respect to the Biological Materials. Company and University further acknowledge that Company made a payment to University in the amount of [*] as an additional option right fee in connection with an extension of the Option Period as set forth in the letter amendment dated July 23, 2009.

As provided in Section 4.3 of the Agreement, the additional amount paid as an option right fee for an extension of the Option Period is to be credited against the amount due for the grant of an exclusive license. Accordingly, within [*] of the full execution of this Second Amendment, Company will make a payment to University of [*] which reflects such credit.

8.              As of the Second Amendment Effective Date, Exhibit A to the Agreement is replaced with the following:

EXHIBIT A

Biological Materials

Clostridium Botulinum Type A bacterial strain, designated by the Botulinum Research Center as Master Cell Bank Inventory # 20100122 and Working Cell Bank Inventory # 200933877.

9.              As of the Second Amendment Effective Date, the “Botulinum Research Center End User Certificate” attached to this Second Amendment is added as a new Exhibit B to the Agreement.

10.       Company and University acknowledge that as of the Second Amendment Effective Date, Company is in full compliance with its obligations under the Agreement.

Other than the changes above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

Accepted and Agreed:

ANTERIOS, INC.

By:	/s/ Jon Edelson
	Name:	Jon Edelson, M.D.
	Title:	CEO

UNIVERSITY OF MASSACHUSETTS

By:	/s/ William S. Rosenberg
	Name:	William S. Rosenberg, PhD.
	Title:	Executive Director, CVIP

Exhibit B

Botulinum Research Center
End User Certificate

Export of the materials listed below are subject to the United States Export Administration Regulations (EAR) of the Department of Commerce and the transfer and use restrictions applicable to select agents and toxins under the CDC and APHIS regulations. (http://www.selectagents.gov)

Please complete, sign and return this certificate to facilitate review by the UMass Dartmouth Director of Institutional Compliance. No shipment can be made without completing all required UMass Dartmouth approvals.

Purchaser Information	End User Information

Company Name:	Company Name:

Address:	Address:

City/State:	City/State:

*Country/Postal Code:	*Country/Postal Code:

Telephone:	Telephone:

Email:	Email:

Contact Name:	Contact Name:

Company Web Address:	Company Web Address:

* Shipments outside of the United States may require an export license from the Department of Commerce. Timelines for receipt must allow time for securing a license.

Description of Materials (“Materials”):

Amount:

Export Control Classification Number (ECCN): 1C351

I hereby agree and certify on behalf of the undersigned agency, university or company (“Company”) as follows:

SELECT AGENT AND TOXINS REGULATIONS

Please select ONE category that applies:

☐                 The Materials are select agents or toxins subject to transfer procedures. UMass Dartmouth and Company must complete APHIS/CDC Form 2. 1 certify that Company is an entity registered with the CDC or APHIS.

☐                 The Materials are select agents or toxins, but the amount to be transferred qualifies for the exempt quantities exemption. I certify that, upon Company’s receipt of the Materials, the Materials will be under the control of a principal investigator, treating physician or veterinarian, or commercial manufacturer or distributor and that the aggregate amount of Materials in the Company’s inventory (including any materials already in his/her possession prior to this shipment) shall at no time exceed [botulinum toxin 0.5 mg] [clostridium perfringens epsilon toxin 100 mg].

☐                 The Materials are not select agents or toxins because they comprise rDNA derived non-toxic subunits recognized by the CDC as being non-toxic under an exemption issued to UMass Dartmouth.

EXPORT CONTROL REGULATIONS

I acknowledge that the Materials are subject to Department of Commerce export controls described in the Commerce Control List under ECCN 1C351. Company agrees not to export or reexport (including a deemed export) the Materials except in accordance with the United States Export Administration Regulations (EAR).

I certify that the Materials will not be used for any purpose connected with chemical or biological weapons and the Materials will not be re-exported or otherwise re-sold or transferred if it is known or suspected that they will be used in the design, development, production, stockpiling, or use of chemical or biological weapons.

Signature of Authorized Company Officer

Name (Printed):
Signature:
Title:
Date:

(For completion by UMD Office of Institutional Compliance.)

☐                 End User Screen Completed (Lists to Check or Attus WatchDog Pro)

Physical Export Outside of the United States? ☐ Yes ☐ No

Director of Institutional Compliance (signature):

Date:

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